Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163982, 333-163986, and 333-168525 on Form S-8 of our report dated March 23, 2011, relating to the consolidated financial statements of Ocean Shore Holding Co. and subsidiaries appearing in this Annual Report on Form 10-K of Ocean Shore Holding Co. and subsidiaries for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Philadelphia, PA

March 23, 2011